Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS SECOND QUARTER FISCAL 2026 FINANCIAL RESULTS

RENO, Nev. (November 5, 2025)-- U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings available to common shareholders for its second quarter ended September 30, 2025, of $105.6 million, compared with net earnings of $186.8 million for the same period last year. Earnings per share for Non-Voting Shares (UHAL.B) were $0.54 for the second quarter of fiscal 2026 compared to $0.96 for the same period in fiscal 2025.

For the six-month period ended September 30, 2025, net earnings available to shareholders were $247.9 million compared with net earnings of $382.2 million for the same period last year. Earnings per share for Non-Voting Shares (UHAL.B) were $1.27 for the six-month period of fiscal 2026 compared to $1.96 for the same period in fiscal 2025.

“As anticipated, the increase in fleet depreciation expense and losses on the sale of retired equipment continued into this quarter,” stated Joe Shoen, chairman of U-Haul Holding Company. “Revenues for our major product lines are up year-over-year however, profits are down two years running. The better news is Federal Agencies are jettisoning impossible green mandates. U-Haul will be renting trucks for the foreseeable future.”

Highlights of Second Quarter Fiscal 2026 Results

•
Moving and Storage earnings from operations, before consolidation of the equity in earnings of the insurance subsidiaries, decreased $83.3 million to $197.4 million compared to the second quarter of fiscal 2026.
•
Increased losses from the disposal of retired rental equipment accounted for $56.1 million of the decrease for the second quarter, while fleet depreciation expense increased $50.6 million for the second quarter, all compared with the second quarter of fiscal 2025.
•
Moving and Storage earnings before interest, taxes, depreciation and amortization (EBITDA) increased $31.6 million to $542.6 million compared to the second quarter of fiscal 2025 and for the trailing twelve months for September 30, 2025 increased $115.5 million to $1,681.9 million compared to the trailing twelve months for September 30, 2024.
•
Self-storage revenues increased $21.8 million, or 9.7% versus the second quarter of fiscal year 2025.
•
Same store occupancy decreased 3.5% to 90.5%, revenue per foot increased 4.0%, and the number of locations qualifying for the pool increased by 10.
•
During the second quarter of fiscal 2026, we added 23 new locations with storage and 1.6 million net rentable square feet (nrsf).
•
We have approximately 14.2 million NRSF in development or pending.
•
Self-moving equipment rental revenues increased $23.1 million, or 2.1% versus the second quarter of fiscal year 2025. Revenue per transaction increased for both our In-Town and One-Way markets compared to the second quarter of fiscal 2025. Compared to the same period last year, we increased the number of Company operated retail locations, independent dealers, along with the number of box trucks in the rental fleet.

•
Other revenue for Moving and Storage increased $12.0 million or 7.4% versus the second quarter of fiscal 2025 due to growth of our U-Box product offering. We continue to expand our breadth and reach of this program through additional warehouse space, moving and storage containers and delivery equipment.
•
Fleet maintenance and repair costs experienced a $10.4 million increase, compared with the second quarter of fiscal 2025.
•
Cash and credit availability at the Moving and Storage segment was $1,376.0 million as of September 30, 2025 compared with $1,347.5 million at March 31, 2025.
•
On August 21, 2025, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on September 15, 2025. The dividend was paid on September 26, 2025.

Supplemental financial information as of September 30, 2025 is available at investors.uhaul.com under “Investor Kit.”

U-Haul Holding Company will hold its investor call for the second quarter of fiscal 2026 on Thursday, November 6, 2025, at 8 a.m. Arizona Time (10 a.m. Eastern). The call will be broadcast live over the Internet at investors.uhaul.com. To hear a simulcast of the call, or a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company. U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul

Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers, with a network of more than 25,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 203,000 trucks, 137,400 trailers and 41,700 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,111,000 rentable storage units and 96.5 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-Q for the quarter ended September 30, 2025, which is on file with the SEC.

Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the second quarter of fiscal 2026 and 2025.

	Quarter Ended September 30,
	2025	2024
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$1,110,477	$1,087,348
Self-storage revenues	246,299	224,519
Self-moving and self-storage product and service sales	89,829	87,763
Property management fees	9,621	9,586
Life insurance premiums	18,370	20,488
Property and casualty insurance premiums	28,272	25,767
Net investment and interest income	40,022	37,794
Other revenue	177,032	164,843
Consolidated revenue	$1,719,922	$1,658,108

Listed below are the revenues and earnings from operations at each of our operating segments for the second quarter of fiscal 2026 and 2025.

	Quarter Ended September 30,
	2025	2024
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$1,632,827	$1,573,643
Earnings from operations before equity in earnings of subsidiaries	197,440	280,695
Property and casualty insurance
Revenues	35,891	31,461
Earnings from operations	17,154	13,823
Life insurance
Revenues	54,113	56,157
Earnings from operations	3,028	7,690
Eliminations
Revenues	(2,909)	(3,153)
Earnings from operations before equity in earnings of subsidiaries	(28)	(252)
Consolidated Results
Revenues	1,719,922	1,658,108
Earnings from operations	217,594	301,956

Moving and Storage
Debt Metrics
(in thousands)(unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Real estate secured debt	$3,002,344	$2,727,545	$2,703,656	$2,436,840	$2,471,044
Unsecured debt	1,700,000	1,700,000	1,700,000	1,700,000	1,700,000
Fleet secured debt	2,965,804	2,792,015	2,758,821	2,724,349	2,554,194
Other secured debt	64,357	65,570	66,864	68,402	69,264
Total debt	7,732,505	7,285,130	7,229,341	6,929,591	6,794,502

Cash and cash equivalents	$910,969	$726,069	$872,467	$883,108	$1,279,493
Total assets	18,460,371	17,858,535	17,522,952	17,291,214	17,164,316
Adjusted EBITDA (TTM)	1,681,900	1,650,277	1,619,714	1,614,146	1,566,396

Net debt to adjusted EBITDA	4.1	4.0	3.9	3.7	3.5
Net debt to total assets	37.0%	36.7%	36.3%	35.0%	32.1%

Percent of debt floating	7.1%	6.1%	6.1%	6.2%	5.9%
Percent of debt fixed	92.9%	93.9%	93.9%	93.8%	94.1%
Percent of debt unsecured	22.0%	23.3%	23.5%	24.5%	25.0%

Unencumbered asset ratio*	3.96x	3.86x	3.91x	3.81x	3.78x

* Unencumbered asset value compared to unsecured debt committed, outstanding or not. Unencumbered assets valued at the higher of historical cost or allocated NOI valued at a 10% cap rate, minimum required is 2.0x

The components of depreciation, net of (gains) losses on disposals for the second quarter of fiscal 2026 and 2025 are as follows:

	Quarter Ended September 30,
	2025	2024
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$226,909	$176,340
Depreciation expense - non rental equipment	23,760	23,750
Depreciation expense - real estate	51,440	44,735
Total depreciation expense	$302,109	$244,825

Net (gains) losses on disposals of rental equipment	38,329	$(17,892)
Net (gains) losses on disposals of non-rental equipment	170	337
Total net (gains) losses on disposals equipment	$38,499	$(17,555)

Depreciation, net of (gains) losses on disposals	$340,608	$227,270

Net (gains) losses on disposals of real estate	$4,531	$2,991

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Quarter Ended September 30,
	2025	2024
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of September 30	831	758
Square footage as of September 30	71,167	64,499
Average monthly number of units occupied	630	610
Average monthly occupancy rate based on unit count	76.3%	80.9%
End of September occupancy rate based on unit count	74.4%	80.0%
Average monthly square footage occupied	55,623	53,108

Listed below on a consolidated basis are revenues for our major product lines for the first six months of fiscal 2026 and 2025.

	Six Months Ended September 30,
	2025	2024
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$2,168,750	$2,101,680
Self-storage revenues	480,536	440,256
Self-moving and self-storage product and service sales	188,017	184,354
Property management fees	19,203	19,081
Life insurance premiums	37,539	41,228
Property and casualty insurance premiums	50,010	46,996
Net investment and interest income	75,233	74,919
Other revenue	331,104	298,084
Consolidated revenue	$3,350,392	$3,206,598

Listed below are the revenues and earnings from operations at each of our operating segments for the first six months of fiscal 2026 and 2025.

	Six Months Ended September 30,
	2025	2024
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$3,186,686	$3,042,804
Earnings from operations before equity in earnings of subsidiaries	440,318	575,753
Property and casualty insurance
Revenues	65,612	59,639
Earnings from operations	29,042	25,306
Life insurance
Revenues	104,207	109,906
Earnings from operations	5,704	7,643
Eliminations
Revenues	(6,113)	(5,751)
Earnings from operations before equity in earnings of subsidiaries	(56)	(504)
Consolidated Results
Revenues	3,350,392	3,206,598
Earnings from operations	475,008	608,198

The components of depreciation, net of (gains) losses on disposals for the first six months of fiscal 2026 and 2025 are as follows:

	Six Months Ended September 30,
	2025	2024
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$435,121	$333,868
Depreciation expense - non rental equipment	47,779	47,711
Depreciation expense - real estate	101,285	87,559
Total depreciation expense	$584,185	$469,138

Net (gains) losses on disposals of rental equipment	$60,454	$(25,840)
Net (gains) losses on disposals of non-rental equipment	(22)	517
Total net (gains) losses on disposals equipment	$60,432	$(25,323)

Depreciation, net of (gains) losses on disposals	$644,617	$443,815

Net (gains) losses on disposals of real estate	$2,914	$6,095

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Six Months Ended September 30,
	2025	2024
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of September 30	831	758
Square footage as of September 30	71,167	64,499
Average monthly number of units occupied	631	602
Average monthly occupancy rate based on unit count	77.2%	80.5%
End of September occupancy rate based on unit count	74.4%	80.0%
Average monthly square footage occupied	55,511	52,412

Self-Storage Portfolio Summary
As of September 30, 2025
(unaudited)
U-Haul Owned Store Data by State
				Annual
State/		Units	Rentable	Revenue	Occupancy
Province	Stores	Occupied	Square Feet	Per Foot	During Qtr
Texas	99	36,733	4,706,618	$15.08	73.3%
California	90	33,921	3,351,341	$21.60	78.7%
Florida	89	34,655	3,944,412	$18.74	76.4%
Illinois	84	38,382	4,281,927	$16.44	77.8%
Pennsylvania	73	28,330	3,143,110	$18.16	72.5%
Ohio	67	26,072	3,052,921	$15.00	74.8%
New York	67	28,166	2,721,082	$23.66	79.7%
Michigan	60	19,832	2,330,008	$16.09	78.0%
Georgia	55	21,768	2,739,492	$16.38	75.5%
Arizona	49	23,789	3,006,228	$15.96	73.8%
Wisconsin	44	17,071	2,048,296	$14.08	74.9%
North Carolina	42	17,384	2,070,876	$15.53	74.1%
Washington	38	13,912	1,590,030	$17.03	73.5%
Missouri	38	14,022	1,815,644	$14.31	71.0%
Tennessee	37	15,073	1,628,491	$15.09	83.6%
Ontario	33	12,518	1,410,384	$23.33	70.2%
New Jersey	33	16,165	1,517,032	$20.87	84.5%
Indiana	33	10,576	1,183,758	$14.28	82.3%
Minnesota	33	13,725	1,694,678	$13.58	76.1%
Massachusetts	32	11,231	1,150,060	$20.85	79.6%

Top 20 Totals	1,096	433,325	49,386,390	$17.29	76.2%

All Others	500	184,812	21,780,368	$16.74	76.6%

2Q 2026 Totals	1,596	618,137	71,166,758	$17.12	76.3%

Same Store 2Q26	903	320,815	30,897,753	$17.88	90.5%
Same Store 2Q25	903	337,446	30,894,328	$17.20	94.0%
Same Store 2Q24	903	339,342	30,836,508	$16.58	94.3%

Non-Same Store 2Q26	693	297,322	40,269,004	$16.28	65.2%
Non-Same Store 2Q25	601	268,718	33,604,664	$16.16	68.8%
Non-Same Store 2Q24	538	237,766	27,634,059	$15.95	73.0%

Same Store Pool Held Constant for Prior Periods
Same Store 2Q26	903	320,815	30,897,753	$17.88	90.5%
Same Store 2Q25	893	319,259	29,403,609	$17.20	94.1%
Same Store 2Q24	841	280,943	25,979,561	$16.55	95.0%

Non-Same Store 2Q26	693	297,322	40,269,004	$16.28	65.2%
Non-Same Store 2Q25	611	286,905	35,095,383	$16.22	69.9%
Non-Same Store 2Q24	602	295,463	32,422,073	$16.10	75.8%

Note: Store Count, Units, and NRSF figures reflect active storage locations for the last month of the reporting quarter.
Occupancy % reflects average occupancy during the reporting quarter.
Revenue per foot is average revenue per occupied foot over the trailing twelve months ending September 2025.
Same store includes storage locations with rentable storage inventory for more than three years and a capacity change of less than twenty units for any year-over-year period of the reporting month.
The locations have occupancy each month during the last three years and have achieved 80% or greater occupancy for the last two years
Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2025	2025
	(Unaudited)
	(In thousands)
ASSETS
Cash and cash equivalents	$1,082,820	$988,828
Trade receivables and reinsurance recoverables, net	175,634	230,716
Inventories and parts	176,138	163,132
Prepaid expenses	316,220	282,406
Fixed maturity securities available-for-sale, net, at fair value	2,494,429	2,479,498
Equity securities, at fair value	62,972	65,549
Investments, other	679,472	678,254
Deferred policy acquisition costs, net	119,117	121,729
Other assets	139,617	126,732
Right of use assets - financing, net	62,636	138,698
Right of use assets - operating, net	41,812	46,025
Related party assets	46,612	45,003

Property, plant and equipment, at cost:
Land	1,846,211	1,812,820
Buildings and improvements	10,095,592	9,628,271
Furniture and equipment	1,061,416	1,047,414
Rental trailers and other rental equipment	1,132,107	1,046,135
Rental trucks	8,272,598	7,470,039
	22,407,924	21,004,679
Less: Accumulated depreciation	(6,376,984)	(5,892,079)
Total property, plant and equipment, net	16,030,940	15,112,600
Total assets	$21,428,419	$20,479,170
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$869,740	$820,900
Notes, loans and finance leases payable, net	7,694,640	7,193,857
Operating lease liabilities	42,613	46,973
Policy benefits and losses, claims and loss expenses payable	900,302	857,521
Liabilities from investment contracts	2,518,603	2,511,422
Other policyholders' funds and liabilities	5,923	7,539
Deferred income	55,847	52,895
Deferred income taxes, net	1,572,864	1,489,920
Total liabilities	13,660,532	12,981,027

Common stock	10,497	10,497
Non-voting common stock	176	176
Additional paid-in capital	462,548	462,548
Accumulated other comprehensive loss	(189,804)	(229,314)
Retained earnings	8,162,120	7,931,886
Cost of common stock in treasury, net	(525,653)	(525,653)
Cost of preferred stock in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,767,887	7,498,143
Total liabilities and stockholders' equity	$21,428,419	$20,479,170

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended September 30,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$1,110,477	$1,087,348
Self-storage revenues	246,299	224,519
Self-moving and self-storage products and service sales	89,829	87,763
Property management fees	9,621	9,586
Life insurance premiums	18,370	20,488
Property and casualty insurance premiums	28,272	25,767
Net investment and interest income	40,022	37,794
Other revenue	177,032	164,843
Total revenues	1,719,922	1,658,108

Costs and expenses:
Operating expenses	909,542	891,073
Commission expenses	121,811	119,008
Cost of product sales	67,625	62,250
Benefits and losses	48,178	44,392
Amortization of deferred policy acquisition costs	4,962	4,439
Lease expense	5,071	4,729
Depreciation, net of (gains) losses on disposals	340,608	227,270
Net (gains) losses on disposal of real estate	4,531	2,991
Total costs and expenses	1,502,328	1,356,152

Earnings from operations	217,594	301,956
Other components of net periodic benefit costs	(345)	(372)
Other interest income	10,015	16,131
Interest expense	(90,305)	(71,498)
Pretax earnings	136,959	246,217
Income tax expense	(31,409)	(59,419)
Earnings available to common stockholders	$105,550	$186,798
Basic and diluted earnings per share of Common Stock	$0.49	$0.91
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Series N Non-Voting Common Stock	$0.54	$0.96
Weighted average shares outstanding of Series N Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

U-HAUL HOLDING COMPANY AND CONSOLIDATED ENTITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended September 30,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$2,168,750	$2,101,680
Self-storage revenues	480,536	440,256
Self-moving and self-storage products and service sales	188,017	184,354
Property management fees	19,203	19,081
Life insurance premiums	37,539	41,228
Property and casualty insurance premiums	50,010	46,996
Net investment and interest income	75,233	74,919
Other revenue	331,104	298,084
Total revenues	3,350,392	3,206,598

Costs and expenses:
Operating expenses	1,736,291	1,680,830
Commission expenses	238,548	231,579
Cost of product sales	139,830	128,264
Benefits and losses	93,360	88,398
Amortization of deferred policy acquisition costs	9,879	9,085
Lease expense	9,945	10,334
Depreciation, net of (gains) losses on disposals	644,617	443,815
Net (gains) losses on disposal of real estate	2,914	6,095
Total costs and expenses	2,875,384	2,598,400

Earnings from operations	475,008	608,198
Other components of net periodic benefit costs	(691)	(744)
Other interest income	20,684	34,366
Interest expense	(172,635)	(138,716)
Fees on early extinguishment of debt	(26)	(495)
Pretax earnings	322,340	502,609
Income tax expense	(74,459)	(120,394)
Earnings available to common stockholders	$247,881	$382,215
Basic and diluted earnings per share of Common Stock	$1.17	$1.86
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Series N Non-Voting Common Stock	$1.27	$1.96
Weighted average shares outstanding of Series N Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”) and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”) based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders less than the dividends declared for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share were calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share was added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process was used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters ended September 30, 2025 and 2024 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	September 30,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$105,550	$186,798
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(8,823)	(8,823)
Undistributed earnings available to common stockholders	$96,727	$177,975
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$9,673	$17,798

Undistributed earnings per share of Voting Common Stock	$0.49	$0.91
Dividends declared per share of Voting Common Stock	$-	$-
Basic and diluted earnings per share of Voting Common Stock	$0.49	$0.91

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$105,550	$186,798
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(8,823)	(8,823)
Undistributed earnings available to common stockholders	$96,727	$177,975
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$87,054	$160,178

Undistributed earnings per share of Non-Voting Common Stock	$0.49	$0.91
Dividends declared per share of Non-Voting Common Stock	$0.05	$0.05
Basic and diluted earnings per share of Non-Voting Common Stock	$0.54	$0.96

The calculation of basic and diluted earnings per share for the first six months ended September 30, 2025 and 2024 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Six Months Ended
	September 30,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$247,881	$382,215
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(17,647)	(17,647)
Undistributed earnings available to common stockholders	$230,234	$364,568
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$23,023	$36,457

Undistributed earnings per share of Voting Common Stock	$1.17	$1.86
Dividends declared per share of Voting Common Stock	$-	$-
Basic and diluted earnings per share of Voting Common Stock	$1.17	$1.86

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$247,881	$382,215
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(17,647)	(17,647)
Undistributed earnings available to common stockholders	$230,234	$364,568
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$207,211	$328,111

Undistributed earnings per share of Non-Voting Common Stock	$1.17	$1.86
Dividends declared per share of Non-Voting Common Stock	$0.10	$0.10
Basic and diluted earnings per share of Non-Voting Common Stock	$1.27	$1.96

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

As of April 1, 2019, we adopted the new accounting standard for leases. Part of this adoption resulted in approximately $1 billion of property, plant and equipment, net (“PPE”) being reclassed to Right of use assets - financing, net (“ROU-financing”). The tables below show adjusted PPE as of September 30, 2025 and March 31, 2025, by including the ROU-financing. The assets included in ROU-financing are not a true book value as some of the assets are recorded at between 70% and 100% of value based on the lease agreement. This non-GAAP measure is intended as a supplemental measure of our balance sheet that is neither required by, nor presented in accordance with, GAAP. We believe that the use of this non-GAAP measure provides an additional tool for investors to use in evaluating our financial condition. This non-GAAP measure should not be considered in isolation or as a substitute for other measures calculated in accordance with GAAP.

			September 30,	March 31,
			2025	2025
	September 30,	ROU Assets	Property, Plant and Equipment	Property, Plant and Equipment
	2025	Financing	Adjusted	Adjusted
	(Unaudited)
	(In thousands)

Property, plant and equipment, at cost
Land	$1,846,211	$-	$1,846,211	$1,812,820
Buildings and improvements	10,095,592	-	10,095,592	9,628,271
Furniture and equipment	1,061,416	61	1,061,477	1,047,475
Rental trailers and other rental equipment	1,132,107	24,343	1,156,450	1,104,206
Rental trucks	8,272,598	149,219	8,421,817	7,779,514
Subtotal	22,407,924	173,623	22,581,547	21,372,286
Less: Accumulated depreciation	(6,376,984)	(110,987)	(6,487,971)	(6,120,988)
Total property, plant and equipment, net	$16,030,940	$62,636	$16,093,576	$15,251,298

			March 31,
			2025
	March 31,	ROU Assets	Property, Plant and Equipment
	2025	Financing	Adjusted
	(Unaudited)
	(In thousands)
Property, plant and equipment, at cost
Land	$1,812,820	$-	$1,812,820
Buildings and improvements	9,628,271	-	9,628,271
Furniture and equipment	1,047,414	61	1,047,475
Rental trailers and other rental equipment	1,046,135	58,071	1,104,206
Rental trucks	7,470,039	309,475	7,779,514
Subtotal	21,004,679	367,607	21,372,286
Less: Accumulated depreciation	(5,892,079)	(228,909)	(6,120,988)
Total property, plant and equipment, net	$15,112,600	$138,698	$15,251,298

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The Company believes that these widely accepted measures of operating profitability supplement the transparency of the Company's disclosures and provides a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and supplements the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The non-GAAP measure reported is adjusted EBITDA. The table below presents the reconciliation of the trailing twelve months adjusted EBITDA measures to its most directly comparable GAAP measures.

Moving and Storage EBITDA Calculations
(In thousands, unaudited)	Trailing Twelve Months
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Net earnings available to common stockholders	$232,756	$314,004	$367,090	$448,518	$480,576
Income tax expense	48,448	76,156	94,747	137,940	148,743
Fees on early extinguishment of debt and costs of defeasance	26	26	495	495	495
Interest expense	330,192	311,609	296,721	280,487	271,359
Other interest income	(45,759)	(51,899)	(59,489)	(87,303)	(99,292)
Other components of net periodic benefit costs	1,435	1,462	1,488	1,480	1,473
Net (gains) losses on disposal of real estate	12,577	11,037	15,758	12,047	11,273
Depreciation, net of (gains) losses on disposals	1,158,986	1,045,648	958,184	888,253	815,810
Elimination of net earnings from insurance subsidiaries	(56,761)	(57,766)	(55,280)	(67,771)	(64,041)
Adjusted EBITDA	$1,681,900	$1,650,277	$1,619,714	$1,614,146	$1,566,396

The table below presents the reconciliation of the second quarter adjusted EBITDA measures to its most directly comparable GAAP measures.

Moving and Storage EBITDA Calculations
(In thousands, unaudited)	Quarters Ended
	September 30,	September 30,
	2025	2024

Net earnings available to common stockholders	$105,550	$186,798
Income tax expense	27,324	55,032
Fees on early extinguishment of debt and costs of defeasance	-	-
Interest expense	90,333	71,750
Other interest income	(10,111)	(16,251)
Other components of net periodic benefit costs	345	372
Net (gains) losses on disposal of real estate	4,531	2,991
Depreciation, net of (gains) losses on disposals	340,608	227,270
Elimination of net earnings from insurance subsidiaries	(16,001)	(17,006)
Adjusted EBITDA	$542,579	$510,956

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